Exhibit 99.1

CONTACT INFORMATION

Investor Relations
Contact:	Blair A. (Andy) Rieth, Jr., Vice President, Investor Relations
Phone:	812-931-2199
Email:	andy.rieth@hill-rom.com

Media
Contact:	Larry Baumann, Director, Corporate Communications
Phone:	312-819-7248
Email:	larry.baumann@hill-rom.com

Hill-Rom Announces Preliminary Fiscal 2013 Third Quarter Results and Search for New CFO; Adjusted Earnings Per Share Expected to be in Line with Guidance

BATESVILLE, Ind., July 17, 2013 /PRNewswire/ -- Hill-Rom Holdings, Inc. (NYSE: HRC), announced today that it has begun an external search for a new Chief Financial Officer to replace its current CFO, Mark Guinan, who has resigned to accept a position with another company.  Michael Macek, Hill-Rom’s Vice-President and Treasurer, will act as Interim CFO until the search is complete.

“Mark has been a strong leader and valued contributor to Hill-Rom throughout his tenure,” said John Greisch, President and CEO. “I would like to personally thank him for his service and wish him every future success.”

Greisch continued, “We have engaged an executive search consultant to conduct the process for identifying Mark’s successor as our Chief Financial Officer, and will provide an update on the process when appropriate.”

Additionally, Hill-Rom announced preliminary unaudited financial results for its fiscal third quarter ended June 30, 2013.  Hill-Rom expects to report adjusted earnings of approximately $0.49 per share, within the range of its previous guidance.  Revenue is expected to be approximately $424 million, an increase of 4 percent compared to last year.

As previously announced, Hill-Rom will host a conference call and webcast Thursday, July 25, 2013, from 8:00 a.m. — 9:00 a.m. ET to discuss more fully its third quarter results.

Earnings Webcast:  To join the live webcast with audio on July 25, 2013, go to http://ir.hill-rom.com/eventdetail.cfm?eventid=131331.  The webcast slide deck will be posted to the Hill-Rom website prior to the webcast.

Earnings Conference Call Audio Only Dial-in information:  To participate in the live conference call, dial 877-304-8969 domestic callers / 631-291-4543 international callers.  Confirmation Code for both: 97174013.  Callers will need to provide their name, company affiliation and telephone number to the conference operator.  A recording of the webcast/call audio will be available for telephone replay through July 31, 2013, domestically at 855-859-2056 and internationally at 404-537-3406. For the replay, callers will need to use confirmation code 97174013. If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at http://ir.hill-rom.com/events.cfm.

Hill-Rom Holdings, Inc. routinely provides earnings per share results and guidance on an adjusted basis because the Company’s management believes that the presentation provides useful information to investors.  These measures exclude strategic developments, special charges or other unusual events.  Such items may be highly variable, difficult to predict and of a size that sometimes have substantial impact on the Company's reported operations for a period. Often, prospective quantification of such items is not feasible.  Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or revise any forward-looking statements.

ABOUT HILL-ROM HOLDINGS, INC.

Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, safe mobility and handling solutions, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, surgical products and information technology solutions.  Hill-Rom's comprehensive product and service offerings are used by health care providers across the health care continuum and around the world in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.

Hill-Rom...enhancing outcomes for patients and their caregivers.